Exhibit 21
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                              List of Subsidiaries
                              --------------------


          -    Women of Wrestling, Inc. - Indiana Corporation

          -    Murphy Development, Ltd., Ohio Limited Liability Company

          -    Cornerstone Wireless Services Incorporated - Indiana Corporation